EXHIBIT 99.1


               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T
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Wyeth
Five Giralda Farms
Madison, NJ 07940



March 28, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0408


Ladies and Gentlemen:


Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Wyeth has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the December 31, 2001 audit was subject to its quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit, availability of national office consultation, and availability of personnel at foreign affiliates of Andersen to conduct the relevant portions of the audit.


Very truly yours,



/S/   Kenneth J. Martin
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      Kenneth J. Martin
      Senior Vice President and
      Chief Financial Officer